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                                                                    EXHIBIT 10.7

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                             SIMPLEX SOLUTIONS, INC.



                  FOURTH AMENDED AND RESTATED RIGHTS AGREEMENT



                                  APRIL 6,1998



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                                TABLE OF CONTENTS

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                                                                                   PAGE
                                                                                   ----
1. Waiver of Right of First Offer ...................................................3

2. Registration Rights ..............................................................3

   2.1 Definitions ..................................................................3
   2.2 Demand Registration ..........................................................4
   2.3 Piggyback Registration .......................................................5
   2.4 Form S-3 Registration ........................................................6
   2.5 Obligations of the Company ...................................................7
   2.6 Furnish Information ..........................................................8
   2.7 Expenses of Registrations ....................................................8
   2.8 Underwriting Requirements ....................................................9
   2.9 Delay of Registration ........................................................9
   2.10 Indemnification .............................................................9
   2.11 Reports Under Securities Exchange Act of 1934 ..............................11
   2.12 Assignment of Registration Rights ..........................................12
   2.13 Limitations on Subsequent Registration Rights ..............................13
   2.14 "Market Stand-Off" Agreement ...............................................13
   2.15 Termination of Registration Rights .........................................13

3. Additional Rights ...............................................................14

   3.1 Right of First Offer ........................................................14
   3.2 Information Rights; Observer Rights .........................................16
   3.3 Board Meetings; Expenses ....................................................18

4. Confidentiality .................................................................18

   4.1 Non-Disclosure ..............................................................18
   4.2 Permitted Disclosure ........................................................19
   4.3 Permitted Disclosure to Government Authorities ..............................19
   4.4 Third-Party Confidential Information ........................................21
   4.5 Termination .................................................................21

5. Miscellaneous ...................................................................21

   5.1 Assignment ..................................................................21
   5.2 Governing Law ...............................................................21
   5.3 Counterparts ................................................................21
   5.4 Titles and Subtitles ........................................................21
   5.5 Notices .....................................................................22
   5.6 Attorney's Fees .............................................................22
   5.7 Amendment and Waiver ........................................................22
   5.8 Effect of Amendment or Waiver ...............................................23


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
 5.9 Severability ..................................................................23
 5.10 Rights of Holders ............................................................23
 5.11 Delays or Omissions ..........................................................23
 5.12 Entire Agreement .............................................................23
 5.13 Aggregation of Stock .........................................................24


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                             SIMPLEX SOLUTIONS, INC.

                  FOURTH AMENDED AND RESTATED RIGHTS AGREEMENT

        This Fourth Amended and Restated Rights Agreement (the "AGREEMENT") is entered into as of April 6, 1998, by and among Simplex Solutions, Inc., a Delaware corporation (the "COMPANY"), and the individuals and entities set forth on Exhibit A attached hereto (the "HOLDERS").

                                    RECITALS

        A. The Company and certain of the Holders have entered into a Series A and B Preferred Stock Purchase Agreement (the "First Purchase Agreement") dated July 14, 1995, pursuant to which the Company sold, and such Holders acquired, shares of the Company's Series A Preferred Stock (the "Series A Shares").

        B. The Company has granted to a Holder a warrant (the "SERIES B WARRANT") for the purchase of up to 25,640 shares of Series B Preferred Stock (the "SERIES B WARRANT SHARES").

        C. The Company and certain of the Holders have entered into an Amendment and Addendum to Series A and B Preferred Stock Purchase Agreement dated April 1, 1996 (the "ADDENDUM") pursuant to which the Company sold, and such Holders acquired, shares of the Company's Series B Stock (the "SERIES B SHARES").

        D. The Company and certain of the Holders have entered into a Series C Preferred Stock Purchase Agreement (the "Second Purchase Agreement") dated June 27, 1996 pursuant to which the Company sold, and such Holders acquired, shares of the Company's Series C Preferred Stock (the "SERIES C SHARES").

        E. The Company has granted to a Holder a warrant (the "SERIES C WARRANT") for the purchase of up to 20,000 shares of Series C Preferred Stock (the "SERIES C WARRANT SHARES").

        F. The Company and certain of the Holders have entered into a Series D Preferred Stock Purchase Agreement (the "THIRD PURCHASE AGREEMENT") dated March 20, 1997 pursuant to which the Company sold, and such Holders acquired, shares the Company's Series D Preferred Stock (the "SERIES D SHARES").

        G. The Company has granted to certain Holders warrants (the "SERIES D WARRANTS") for the purchase of up to 270,000 shares of Series D Preferred Stock (the "SERIES D WARRANT SHARES").

        H. The Company and Computational Applications and System Integration, Inc., an Illinois corporation ("CA&SI"), and Pravin M. Vaidya, Swati P. Vaidya, Anil Joshi, and Bharathi Vasantharao, all of whom are the currently existing shareholders of CA&SI (the "CA&SI SHAREHOLDERS") have entered into a Software License Agreement with CA&SI pursuant to which the Company issued to CA&SI 100,000 shares of the Company's Common Stock (the "COMMON STOCK CONSIDERATION").

        I. The Company and certain of the Holders have entered into a Series E Preferred Stock Purchase Agreement dated April 6, 1998 (the "FOURTH PURCHASE AGREEMENT") pursuant to which the Holders agreed, under certain conditions enumerated therein, to purchase shares of the Company's Series E Preferred Stock (the "SERIES E SHARES" and collectively with the Series A Shares, Series B Shares, Series C Shares and Series D Shares, the "SHARES").

        J. The Company has also entered into a Software License and Technical Cooperation Agreement with Intel Corporation (the "CORPORATE INVESTOR") dated April 1, 1998 pursuant to which the Company has granted to Intel Corporation a warrant (the "SERIES E WARRANT" and collectively with the Series B Warrant, Series C Warrant and Series D Warrant, the "WARRANTS") for the purchase of up to 533,333 shares of Series E Preferred Stock, subject to certain conditions as set forth in the Series E Warrant, (the "SERIES E WARRANT SHARES," together with the Series B Warrant Shares, Series C Warrant Shares and Series D Warrant Shares, the "WARRANT SHARES").

        K. The Company and certain of the Holders have previously entered into a Rights Agreement, dated July 14, 1995, as amended and restated April 1, 1996, as subsequently amended and restated June 27, 1996, as subsequently amended and restated March 20, 1997, and as amended May 1, 1997 (the "PRIOR RIGHTS AGREEMENT").

        L. The execution of this Agreement by the Company is a condition to the obligations of the Holders under the Third Purchase Agreement.

        M. The Company wishes to execute this Agreement and grant to the Holders the rights contained herein in order to fulfill such condition.

        N. The Company and the Holders executing this Agreement together represent sufficient signatory authority to amend and restate the Prior Rights Agreement and to waive the Right of First Offer contained in Section 3.1 of the Prior Rights Agreement with respect to the issuance by the Company of up to 3,253,336 of the Series E Shares pursuant to the Fourth Purchase Agreement and the issuance by the Company of the Series E Warrant and the Series E Shares issuable upon exercise of the Series E Warrant.

        In consideration of the mutual promises and covenants hereinafter set forth, and for certain other valuable considerations, the receipt of which is hereby acknowledged, the parties


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agree that the terms of the Prior Rights Agreement are hereby amended and restated to read as follows:

        1. Waiver of Right of First Offer. The parties to this Agreement, constituting at least a majority of the Holders, hereby waive on behalf of all Holders their Right of First Offer pursuant to Section 3.1 of the Prior Rights Agreement with respect to the issuance by the Company of up to 3,253,336 of the Series E Shares pursuant to the Fourth Purchase Agreement and the issuance by the Company of the Series E Warrant and the Series E Shares issuable upon exercise of the Series E Warrant.

        2. Registration Rights.

                2.1 Definitions. As used in this Agreement:

                        (a) The terms "REGISTER," "REGISTERED," and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT") and the subsequent declaration or ordering of the effectiveness of such registration statement.

                        (b) The term "REGISTRABLE SECURITIES" means:

                                (i) the shares of Common Stock issuable or
issued upon conversion of the Shares or the Warrant Shares (such shares of Common Stock are referred to hereafter as the "Stock");

                                (ii) any other shares of Common Stock of the
Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; and

                                (iii) the shares of Common Stock Consideration
issued to CA&SI and/or the CA&SI Shareholders, as the case may be, except for purposes of the registration rights set forth under Sections 2.2 and 2.4 to which CA&SI and/or the CA&SI Shareholders shall not be entitled under this Agreement.

provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if


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any, are removed upon the consummation of such sale.

                        (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                        (d) The term "HOLDER" means any holder of any of the Shares, any of the Warrants, or any of the Warrant Shares, or any holder of the outstanding Registrable Securities who, in the case of Registrable Securities only and subject to the limitations set forth in Section 2.13 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering. For purposes of Section 3 herein below, a Holder's Registrable Securities shall be aggregated with those of such Holder's Affiliated Entities that also hold Registrable Securities hereunder.

                        (e) The term "AFFILIATED ENTITY" means any entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Holder.

                        (f) The term "FORM S-3" means such form under Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (g) The term "SERIES E REGISTRABLE SECURITIES" means Registrable Securities issued or issuable solely in respect of the Series E Shares and the Series E Warrant Shares.

                        (h) The term "NON-SERIES E REGISTRABLE SECURITIES" means all Registrable Securities excluding the Series E Registrable Securities.

                2.2 Demand Registration.

                        (a) If the Company shall receive at any time after six
(6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities solely to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least a majority of the Non-Series E Registrable Securities then outstanding or forty percent (40%) of the Series E Registrable Securities then outstanding that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), effect as


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soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within thirty (30) days of the effective date of such notice delivered by the Company in accordance with
Section 5.5.

                        (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company issued or issuable to each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from such underwriting.

                        (c) The Company is obligated to effect only one registration pursuant to this Section 2.2 requested by the Holders of at least a majority of the Non-Series E Registrable Securities then outstanding, and two registrations pursuant to this Section 2.2 requested by the Holders of at least forty percent (40%) of the Series E Registrable Securities then outstanding.

                        (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

                2.3 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock or other securities under the


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

Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities solely to employees in a Company stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

        2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders owning in the aggregate at least thirty percent (30%) of the Non-Series E Registrable Securities or thirty percent (30%) of the Series E Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4, (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 2.4, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the


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Company, shall be borne by the Company. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3.

                2.5 Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the earlier of one hundred twenty, (120) days or until the distribution contemplated in the registration statement has been completed.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to


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make the statements therein not misleading in the light of the circumstances then existing.

                        (g) Cause all such Registrable Securities registered pursuant to this Section 2 to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 2 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                        (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and the Holders requesting registration of Registrable Securities.

                2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                2.7 Expenses of Registrations. All expenses other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2.2 or 2.3, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company and the fees and disbursements of one special counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the


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Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2.

                2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities which the underwriters believe will not jeopardize the success of the offering (the "SELLING STOCKHOLDER SECURITIES"), provided, however. that the Selling Stockholder Securities shall first be allocated among the requesting Holders pro rata according to the total amounts of Registrable Securities held by such requesting Holders and then, if all of the Registrable Securities requested to be included by such Holders have been included, among all other holders of securities requesting and legally entitled to include securities in such offering pro rata based on the total amount of such securities entitled to be included in such offering by such holders and provided, further, that (i) in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case all of the Registrable Securities may be excluded if, in either case, the underwriters make the determination described above and no other stockholder's securities are included, and (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 2.2 shall be included in such offering. For purposes of the preceding proviso concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such selling stockholder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such selling stockholders.

                2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                        (a) To the extent permitted by law, the Company will indemnify and


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hold harmless each Holder, any underwriter (as defined in the Securities Act)
for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (THE "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law; insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law; and the Company will pay as incurred to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, provided, further, that in no event shall any indemnity under this
Section 2.10(b) exceed the gross proceeds from the offering received by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.10 except to the extent that the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                        (d) If the indemnification provided for in this Section
2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

                        (f) The obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

                2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder only to a transferee or assignee acquiring the lesser of
(a) 100,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits and the like), or (b) all of the Holder's shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if (a) the transferee or assignee agrees to be bound by the obligations of a Holder under this Agreement and (b) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Series E Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Series E Registrable Securities of the Holders which is included or (b) to make a demand or S-3 registration which could result in such registration statement being declared effective prior to the date set forth in subsection 2.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Sections 2.2, 2.3 or 2.4.

                2.14 "Market Stand-Off" Agreement. Each Holder hereby agrees for such period of time as determined by the Company and the managing underwriter (not to exceed one hundred-eighty (180) days) following the effective date of the registration statement filed by the Company with respect to its initial public offering under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock for sale included in such registration; provided, however, that the obligations under this Section 2.14 are conditioned upon the officers and the directors of the Company entering into similar agreements, and provided further, that the obligations under this Section 2.14 shall not apply to any Common Stock of the Company acquired by a Holder in such registration or thereafter in an open market transaction provided such Holder is the beneficial owner of less than five percent of any class of the Company's voting securities immediately prior to such registration and is not an officer or director of the Company.

        To enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                2.15 Termination of Registration Rights. A Holder shall not be entitled to exercise any right provided for under Section 2 of this Agreement
(a) after five (5) years following the consummation of the Company's initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (an "IPO") or (b) at such time following an IPO and for so long as such Holder may sell all of such Holder's Registrable Securities (i) under Rule 144(k) or (ii) in any one (1) three-month period pursuant to Rule 144 (or such successor rule as may be adopted).

        3. Additional Rights.

                3.1 Right of First Offer. Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Holder, so long as such Holder holds not less than 100,000 shares of Registrable Securities (as adjusted for subsequent stock splits, stock dividends or recapitalizations) held thereby (the "RIGHTHOLDER"), a right of first offer with respect to future sales by the Company of its New Securities (as hereinafter defined). For purposes of this Section 3.1, the term Rightholder includes any partners, stockholders or affiliates of the Rightholder. The Rightholder shall be entitled to apportion the right of first offer hereby granted among itself and its partners, stockholders and affiliates in such proportions as it deems appropriate.

                        (a) In the event the Company proposes to issue New Securities, it shall give the Rightholder written notice (the "NOTICE") of its intention stating (i) a description of the New Securities it proposes to issue,
(ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that the Rightholder has the right to purchase under this Section 3.1, based on the Rightholder's Percentage (as defined in Subsection 3.1(d)(ii)).

                        (b) Within forty-five (45) days after the Notice is given (in accordance with Section 5.5), the Rightholder may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued that the Rightholder has the right to purchase as specified in the Notice. An election to purchase shall be made in writing and must be given to the Company within such forty-five (45) day period (in accordance with Section 5.5). The closing of the sale of New Securities by the Company to the participating Rightholder upon exercise of its rights under this
Section 3.1 shall take place simultaneously with the closing of the sale of New Securities to third parties.

                        (c) The Company shall have ninety (90) days after the last date on which the Rightholder's right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five days from the execution thereof) to sell the New Securities which the Rightholder did not elect to purchase under this
Section 3.1, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such ninety day period (or sold and issued New Securities in accordance with the foregoing within forty-five days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rightholder in the manner provided in this Section 3.1.

                        (d) (i) "NEW SECURITIES" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock; provided that "New Securities" does not include: (A) securities issued pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (B) up to 7,553,200 shares, or options to purchase shares, of the Company's Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company (net of shares reissued under a Company plan after the issuance and return of such shares to such Company plan, and excluding 4,337,200 shares issued prior to the Company's adoption of its 1995 Stock Plan and any shares reissued in respect thereof); (C) shares of the Company's Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of the Company; (D) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first offer granted under this Section 3.1 or was subject to the right of first offer granted under this Section 3.1; (E) capital stock or warrants or options for the purchase of shares of capital stock issued by the Company to a lender in connection with any loan or lease financing or technology acquisition transaction approved by the Board of Directors of the Company; and (F) securities sold to the public in an offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

                                (ii) The applicable "Percentage" for the
Rightholder shall be the number of shares of New Securities calculated by dividing (A) the total number of shares of Common Stock owned by the Rightholder (assuming conversion or exercise of all outstanding options, warrants and other convertible securities, including without limitation, the Shares and the Warrants) by (B) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all outstanding options, warrants and other convertible securities including without limitation, the Preferred Stock).

                        (e) The right of first offer granted under this Section
3.1 shall not apply to and shall expire upon the consummation of an IPO.

                        (f) The right of first offer granted under this section may be assigned by the Rightholder to a transferee or assignee of the Rightholder's shares of the Company's stock acquiring at least 100,000 of the Rightholder's shares of the Company's Common Stock (treating all shares of Preferred Stock for this purpose as though converted into Common Stock) (as adjusted for stock splits, stock dividends or recapitalizations). In the event that the Rightholder shall assign its right of first offer pursuant to this
Section 3.1 in connection with the transfer of less than all of its shares of the Company's stock, the Rightholder shall also retain its right of first offer to the extent that such Rightholder still holds 100,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends or recapitalizations).

                3.2 Information Rights: Observer Rights.

                        (a) So long as the Corporate Investor holds at least 100,000 shares of Registrable Securities, or any other Holder holds at least 500,000 shares of Registrable Securities (each as adjusted for stock splits, stock dividends or recapitalizations) (other than with respect to subparagraph
(i) below, which shall apply to all Holders of Registrable Securities) or any shares of Series E Registrable Securities, the Company shall deliver to the Corporate Investor or such Holder, respectively:

                                (i) as soon as practicable, but in any event
within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of fiends for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                                (ii) if prepared by the Company, within
forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                                (iii) within thirty (30) days of the end of each
month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet and comparison to budget for and as of the end of such month, in reasonable detail, including year-to-date financial statements through the end of such month;

                                (iv) as soon as practicable, a budget for the
next fiscal year promptly following preparation and in no event later than forty-five (45) days after the end of the preceding fiscal year;

                                (v) such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as the Holder or any assignee of the Holder may from time to time request, provided, however, that the Company shall not be obligated to provide information which a majority of the Company's independent directors deems in good faith that access to such information would materially and adversely affect the Company; and

                                (vi) as soon as practicable after filing with
the SEC, a copy of the Company's reports on Form 10-K, 10-Q and 8-K under the Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and a copy of the Company's annual reports, proxy statement and other proxy solicitation materials under Section 14(a) of the Exchange Act.

                        (b) The Company shall permit each Holder holding not less than 500,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends or recapitalizations) or any shares of Series E Registrable Securities, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this subsection 3.2(b) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                        (c) The Company shall grant to each Holder holding not less than 500,000 shares of Non-Series E Registrable Securities and to the Corporate Investor, so long as it holds at least 100,000 shares of Registrable Securities, (each as adjusted for stock splits, stock dividends or recapitalizations) the right to have a single representative reasonably acceptable to the Company attend all meetings of the Company's Board of Directors and committees thereof in a non-voting observer capacity and, in this respect, the Company shall give such representative, whether or not present at such meetings, copies of all notices, minutes, consents and other materials that it provides to its directors at the same time it provides such materials to its directors; provided, however, (i) that, except with respect to the Corporate Investor the rights and obligations of which are set forth in a letter agreement dated April 6, 1998, such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; (ii) that the Company reserves the right to withhold any information and to exclude such representative from any meeting, or portion thereof, if (A) in the case of representatives, excluding the Corporate Investor's representative, a majority of the Company's directors determine in good faith that access to such information or attendance at such meeting could materially and adversely affect the Company or materially inhibit deliberations by the Board of Directors or a committee thereof, whether by way of adversely affecting the attorney-client privilege between the Company and its counsel, based on the advice of the Company's counsel, or otherwise, and (B) in the case of the Corporate Investor's representative, where (I) the Board of Directors or committee thereof is discussing proprietary matters directly relating to the Corporate Investor or one of the Corporate Investor's principal competitors, as determined in good faith by the Board, and a majority of the Company's independent directors determine in good faith that access to such information or attendance at such meeting would materially and adversely affect the Company or materially inhibit deliberations by the Board of Directors; (II) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, based on the advice of the Company's counsel; or (III) where the Board of Directors or committee thereof is discussing a Corporate Transaction (as defined in Section
6.2 of the Fourth Purchase Agreement), and (iii) that in no event shall the failure to provide the notice described above invalidate in any way any action taken at a meeting of the Company's Board of Directors. Such representative may be changed at any time upon notice to the Company by each such respective Holder. Each such representative shall bear its own costs associated with such attendance.

                        (d) The covenants set forth in this Section 3.2 shall terminate as to all Holders and be of no further force or effect immediately upon the consummation of an IPO or at such time as the Company becomes subject to the reporting requirements of the Exchange Act. Notwithstanding the foregoing, the covenants set forth in Section 3.2(a)(vi) shall terminate on the third anniversary of an IPO.

                        (e) The information rights granted pursuant to Sections 3.2(a) and (b) may be assigned by a Holder only to a transferee or assignee acquiring at least 100,000 and 500,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like), respectively, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee or assignee agrees to be bound by the obligations of a Holder under this Agreement. The observation rights granted pursuant to Section 3.2(c) may not be assigned by a Holder without the prior written consent of the Company.

                3.3 Board Meetings; Expenses. The Company shall reimburse the reasonable coach class airfare and other travel and lodging expenses incurred by its nonemployee directors in attending any duly held regular or special meeting of the Board of Directors.

        4. Confidentiality.

                4.1 Non-Disclosure.

                        (a) Except to the extent required by law or judicial or administrative order or except as provided in this Section 4 or as provided in the Software License and Technical Cooperation Agreement dated April 1, 1998 between the Company and the Corporate Investor (the "SOFTWARE LICENSE"), each party to this Agreement will hold the Confidential Information (as defined in the next paragraph) in confidence and, in the case of each party (excluding the Company and the Corporate Investor) will not disclose the Confidential Information without the prior written consent of the Company and the Corporate Investor. In the case of the Company, the Company will not disclose the Confidential Information without the prior written consent of the Corporate Investor. In the case of the Corporate Investor, the Corporate Investor will not disclose the Confidential Information without the prior written consent of the Company. Furthermore, each party will: (i) use the same degree of care to prevent unauthorized disclosure or use of the Confidential Information that it uses with its own information of like nature (but in no event less than reasonable care), and (ii) advise its employees, agents and contractors of the confidential nature of the Confidential Information and of its obligations under this Agreement. The Company and the Corporate Investor acknowledge and agree that they are bound by the terms of that certain Corporate Non-Disclosure Agreement dated August 17, 1997 (CDNA #98057), which continues to govern such parties on matters of confidentiality, other than with respect to Confidential Information (as defined below), with respect to which the provisions of this Section 4 govern. Notwithstanding any provision of this Section 4 to the contrary, the Company and the Corporate Investor agree to make public, through a mutually agreed upon press release or other mutually agreed upon publicity mechanism, the identity of Intel Corporation as the "corporate investor," and the existence and the intent of the Software License, within thirty (30) days of the date of this Agreement.

                        (b) For purposes of this Agreement, the term
"CONFIDENTIAL INFORMATION" refers to the following items: (i) the existence of the Fourth Purchase Agreement, this Agreement, the Series E Warrant and the Software License, each of even date herewith, between the Company and the Corporate Investor (collectively, the "TRANSACTION AGREEMENTS") and (ii) the terms and provisions of the Transaction Agreements. "Confidential Information" will not include, even if marked as confidential, material or information which:
(i) is or becomes public knowledge through no wrongful act of the disclosing party, its agent, employees or affiliates, including material or information publicly disclosed to or through a government authority pursuant to and in accordance with Section 4.3 below or (ii) is approved in writing for release by the Company and the Corporate Investor. Each patty shall cause each employee or contractor of such party having access to the Confidential Information to sign a non-disclosure agreement protecting the Confidential Information if not already bound by such a non-disclosure agreement.

                4.2 Permitted Disclosure to Third Parties. Notwithstanding any other provision to the contrary in this Section 4, the Company and the other parties to this Agreement may disclose the existence of the Transaction Agreements, and the names of the parties and the amount of the amount of the investment made by each party thereunder, to the Company's lenders, investors, partners and advisors, and to bona fide prospective lenders, investors, partners and advisors, in each case only where such persons or entities have entered into a non-disclosure agreement with the Company (where the Corporate Investor is a third party beneficiary thereof) protecting the Confidential Information.

                4.3 Permitted Disclosure to Government Authorities. Furthermore, the parties may disclose any Transaction Agreement, or the terms thereof, to the extent required by law or judicial or administrative order, provided that if such disclosure is pursuant to judicial or administrative order, the disclosing party will notify the Company and the Corporate Investor promptly before such disclosure and will cooperate with the Company and the Corporate Investor, to seek confidential treatment with respect to the disclosure if requested by the Company or the Corporate Investor, as the case may be, and provided further that if such disclosure is required pursuant to law or the rules and regulations of any federal, state or local governmental authority or any regulatory body, the parties will cooperate to seek confidential treatment to the maximum extent possible under law. Notwithstanding the foregoing provisions or any other provision to the contrary in this Section 4.3, the Company agrees that, except to the extent required by judicial or administrative order, which the Company shall use all reasonable efforts to resist, or previously disclosed pursuant to this Section 4.3, the Company will not disclose the identity of the Corporate investor hereunder or describe the Corporate Investor other than as a "corporate investor" in any public filing, advertisement, news release or professional or trade publication or in any other manner without the Corporate Investor's prior written consent (which consent generally will not be granted) and will not file any of the Transaction Agreements (the "EXHIBIT FILING") with any governmental authority or any regulatory body; provided, however, that (A) in connection with any offering of securities by the Company for which registration is sought under the Securities Act, the Company may describe the Corporate Investor other than as a "corporate investor" or disclose the identity of the Corporate Investor in the prospectus filed with the SEC with respect to such offering or in any document incorporated by reference into such prospectus, and describe, in a manner reasonably acceptable to the Corporate Investor, the principal terms of the Transaction Agreements in the prospectus filed with the SEC to the extent required by Regulation S-K of the Securities Act or other similar or applicable rule or regulation, if the Corporate Investor is the beneficial owner of more than five percent of any class of the Company's voting securities; and provided, further, that (B) if the Corporate Investor is the beneficial owner of less than five percent of any class of the Company's voting securities or in the case of making the Exhibit Filing, the Company may describe the Corporate Investor other than as a "corporate investor" or disclose the identity of the Corporate Investor in the prospectus filed with the SEC with respect to such offering or in any document incorporated by reference into such prospectus and describe the principal terms of the Transaction Agreements in the prospectus filed with the SEC and/or make the Exhibit Filing if and only if (i) the Company is instructed to include such disclosure in such prospectus or incorporated documents and/or to make the Exhibit Filing by the SEC in a written comment provided to the Company as a part of its review of the offering, (ii) the Company provides the Corporate Investor with a copy of such comment promptly following receipt, (iii) the Company uses its reasonable efforts to persuade the SEC to withdraw its comment or, in the case of the disclosure in the prospectus of the identity of the Corporate Investor, to allow disclosure that does not identify the Corporate Investor other than as a "corporate investor," (iv) the Company provides the Corporate Investor a reasonable opportunity to comment to the Company on the Company's responses to the SEC, provided that with respect to the SEC's first written comments, the Corporate Investor shall be given two business days in which to provide comments to the Company on the Company's proposed first written response to the SEC; and with respect to all SEC comments thereafter, the Corporate Investor shall be given no more than 24-hours notice in which to provide comments to the Company on the Company's proposed response to the SEC, and may be given less than 24-hours notice if reasonably determined by the Company that such shorter notice period is necessary to meet its anticipated schedule for effectiveness of the registration statement, or to meet a response deadline requested by the SEC (the "MINIMUM NOTICE"), (v) the Company provides the Corporate Investor a reasonable opportunity with Minimum Notice to meet in person or by phone with the staff of the SEC, and if deemed necessary by the Corporate Investor in good faith, a reasonable opportunity with Minimum Notice to meet one time with the next highest authority of the SEC examiner responsible for the Company's registration statement to assist the Company in responding to the SEC's comments, and (vi) the staff of the SEC persists in its requirement that such disclosure and/or Exhibit Filing be made by the Company. Except as otherwise provided in this Section 4.3, the Company agrees that it will provide the Corporate Investor with drafts of any documents, press releases or other filings in which any Transaction Agreement or the transactions contemplated thereby are disclosed at least two (2) business days prior to the filing or disclosure thereof, and that, unless permitted by the terms of this
Section 4.3, it will not disclose or file any such documents, press releases or other filings to which the Corporate Investor has objected. The Corporate Investor acknowledges that the public offering process is time sensitive and dependent on the cooperation of the SEC and the conditions of the public equity markets, and agrees to cooperate with the Company in good faith. The Corporate Investor further acknowledges that the Company shall not have failed to provide a "reasonable opportunity" to the Corporate Investor as provided under this
Section 4.3 if the Corporate Investor fails to respond or make itself available to the Company or the SEC as contemplated under this Section 4.3.

                4.4 Third-Party Confidential Information. No party will be required to disclose to any other party any confidential information of any third party without having first obtained such third party's prior written consent.

                4.5 Termination. The provisions of this Section 4 shall survive for a period of five (5) years from the date on which the Corporate Investor ceases to have any rights under Sections 2 and 3 of this Agreement.

        5. Miscellaneous.

                5.1 Assignment. Subject to the transfer restrictions set forth above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely within, such state.

                5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                5.5 Notices.

                        (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon (i) such Holders to their respective addresses as set forth under their name on Exhibit A attached hereto, (ii) to the Company at 521 Almanor Avenue, Sunnyvale, California, 94086, (408) 617-6100 (telephone), (408) 774-0285
(telefax), Attention: President, with a copy to Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, 94025, Attention: Michael W. Hall.

                        (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                        (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given five (5) days after the airmailing, telexing or telecopying thereof.

                5.6 Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                5.7 Amendment and Waiver. Any provision of this Agreement may be amended, waived, discharged or terminated with the written consent of the Company, the Holders of at least a majority of the outstanding shares of Series E Registrable Securities and the Holders of at least a majority of the outstanding shares of Non-Series E Registrable Securities. Any amendment or waiver effected in accordance with the foregoing sentence shall be binding upon each Holder, and the Company. Any term of this Agreement may also be waived by a written instrument signed by the party against whom enforcement of such waiver is sought. Notwithstanding the foregoing, Section 4 of this Agreement may be amended, waived, discharged or terminated only if the written consent of the Corporate Investor is obtained. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern. Notwithstanding the foregoing, purchasers of shares of the Company's Series E Shares under the Fourth Purchase Agreement or an addendum thereto after the date of this Agreement may be subsequently added as a party to this Agreement as a Holder and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of a signature page to this Agreement.

                5.8 Effect of Amendment or Waiver. Each Holder and its successors and assigns acknowledge that by the operation of Sections 1 and 5.7 hereof the Holders of a majority of the outstanding shares of Series E Registrable Securities, and the holders of at least a majority of the outstanding shares of Non-Series E Registrable Securities acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

        5.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        5.10 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

        5.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        5.12. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any all other written or oral agreements existing between the parties hereto are expressly canceled; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

        5.13 Aggregation of Stock. All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        IN WITNESS WHEREOF, this Fourth Amended and Restated Rights Agreement is hereby executed as of the date first above written.

THE COMPANY:                               SIMPLEX SOLUTIONS, INC.



                                           By: [SIGNATURE ILLEGIBLE]
                                              ----------------------------------

                                           Title: CEO & PRESIDENT
                                                 -------------------------------
                                                           (print)


HOLDERS:                                   INTEL CORPORATION

                                           By:
                                              ----------------------------------

                                           Title:
                                                 -------------------------------
                                                           (print)


                                           MAYFIELD VII
                                           A California Limited Partnership

                                           By: Mayfield VII Management Partners,
                                               A California Limited Partnership,
                                               its General Partner


                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------
                                                           (print)



0289573.04

[SIGNATURE PAGE TO SIMPLEX SOLUTIONS, INC. FOURTH AMENDED AND RESTATED RIGHTS AGREEMENT]